Exhibit 10.8

Grantee:

Shares:

MATRIX SERVICE COMPANY

AWARD AGREEMENT

                    , 20

«Grantee»

«Address1»

«Address2»

«City», «State» «PostalCode»

Dear «FirstName»:

1. Award. The awards set forth in this Award Agreement (the “Award Agreement”) are subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the 2004 Stock Incentive Plan of Matrix Service Company, a Delaware corporation (the “Company”), as amended and restated effective October 23, 2006, and as further amended by Amendments 1, 2 and 3 thereto (the “Plan”), a copy of which is on file with, and may be obtained from, the Secretary of the Company, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Award Agreement. To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2. Restricted Stock Units.

(a) Restricted Stock Units Award. The Company hereby grants to you an aggregate of up to «Shares» restricted stock units (individually, an “RSU,” and collectively, “RSUs”) as more specifically set forth in Section 2(e). Each RSU entitles you to receive one share of common stock, par value $.01 per share, of the Company (the “Restricted Shares”) at such time as the restrictions described in Section 2(d)(ii) lapse as described in Section 2(e).

(b) Form of Restricted Stock; Possession of Certificates. The Company shall issue the Restricted Shares you become entitled to receive hereunder by book-entry registration or by issuance of a certificate or certificates for the Restricted Shares in your name as soon as practicable after the restrictions in Section 2(d)(ii) lapse as described in Section 2(e). In the event the Company issues a certificate or certificates for the Restricted Shares, such certificates shall be subject to such stop transfer orders and other restrictions as the committee of the Board of Directors that administers the Plan may deem necessary or advisable under the Plan and rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are then listed, and any applicable foreign, federal or state securities laws.

(c) Stockholder Rights Prior to Issuance of Restricted Shares. Neither you nor any of your beneficiaries shall be deemed to have any voting rights, rights to receive dividends or other rights as a stockholder of the Company with respect to any Restricted Shares covered by the RSUs until the date of book-entry registration or issuance by the Company of a certificate to you for such Restricted Shares.

(d) Restrictions.

(i) Your ownership of the RSUs shall be subject to the restrictions set forth in subsection (ii) of this Section 2(d) until such restrictions lapse pursuant to the terms of Section 2(e).

(ii) You may not sell, assign, transfer or otherwise dispose of any RSUs or any rights under the RSUs. No RSU and no rights under any such RSU may be pledged, alienated, attached or otherwise encumbered, other than by will or the laws of descent and distribution. If you or anyone claiming under or through you attempts to violate this Section 2(d)(ii), such attempted violation shall be null and void and without effect, and all of the Company’s obligations hereunder shall terminate.

(e) Lapse of Restrictions.

(i) The restrictions described in Section 2(d)(ii) shall lapse with respect to the RSUs on the earlier to occur of (A) the third anniversary of the date of this Award Agreement or (B) the termination of your service as a director of the Company for any reason.

(ii) Notwithstanding the provisions of subsections (i) of this Section 2(e), the restrictions described in Section 2(d)(ii) shall lapse with respect to all RSUs upon the occurrence of any of the following events:

(A) Your death or Disability; or

(B) A Change of Control of the Company.

(iii) On the date of the lapse of the restrictions in accordance with this Section 2(e), or in any event, no later than the earlier of ninety (90) days after such date or two and one half months following the end of the calendar year in which the restrictions lapsed in accordance with Section 2(e), the Company will make a book-entry registration or will issue you a certificate as provided in Section 2(b) of this Award Agreement for the Restricted Shares covered by such RSUs in redemption of such RSUs.

3. Adjustment of Shares. The number of Restricted Shares subject to the RSUs awarded to you under this Award Agreement may be adjusted as provided in the Plan.

4. Agreement With Respect to Securities Matters. You agree that you will not sell or otherwise transfer any Restricted Shares received pursuant to this Award Agreement except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration. Unless a registration statement relating to the Restricted Shares issuable upon the lapse of the restrictions on the RSUs pursuant to this Award Agreement is in effect at the time of issuance of such Restricted Shares, the certificate(s) for the Restricted Shares shall contain the following legend:

The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the Company that such registration is not required under such acts.

5. Compliance with 409A. The Company intends that this Award Agreement and the Plan either (1) comply with Section 409A of the Internal Revenue Code of 1986, as amended, and guidance thereunder (“Section 409A”) or (b) be excepted from the provisions of Section 409A. Accordingly, the Company reserves the right and you agree that the Company shall have the right, without your consent and without prior notice to you, to amend either or both this Award Agreement and the Plan to cause this Award Agreement and the Plan to be so compliant or so excepted and to take such other actions under the Plan and this Award Agreement to achieve such compliance or exception.

6. Certain Definitions. Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the respective meanings provided in the Plan.

[Signature Page to Follow]

If you accept this Award Agreement and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

MATRIX SERVICE COMPANY

By:
Name:
Title:

The foregoing Award Agreement is accepted by me as of                                     , and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

«Grantee»

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